UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 3, 2011, the Registrant filed a Form 8-K (the “Original Form 8-K”) reporting that on February 28, 2011, it had completed the acquisition of PolyOne Corporation’s 50% interest in the Sunbelt Chlor Alkali Partnership (“Sunbelt”) pursuant to a Purchase Agreement dated as of February 28, 2011.  Pursuant to the Purchase Agreement, Sunbelt became 100% owned by the Registrant.

This Amendment is being filed to amend item 9.01 of the Original Form 8-K to provide certain required pro forma financial information.  Except as set forth below, all items of the Original Form 8-K are unchanged.

Item 9.01                  Financial Statements and Exhibits.

            (a)   Financial statements of businesses acquired.

         Not applicable.

(b)	Pro Forma Financial information.

The unaudited pro forma condensed combined statements of income for the year ended on December 31, 2010 and the three months ended on March 31, 2011 and 2010 are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

(d)	Exhibits.

Exhibit No. Description of Exhibit

               2.1   Purchase Agreement dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc.*
99.1	Press Release dated February 28, 2011**
99.2	Unaudited pro forma condensed combined statements of income for the year ended on December 31, 2010 and the three months ended on March 31, 2011 and 2010

* Previously filed with the Form 8-K on March 3, 2011 ** Previously filed with the Form 8-K on March 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
Name: George H. Pain
Title:   Senior Vice President, General Counsel and Secretary

Date:  May 5, 2011

EXHIBIT INDEX

Exhibit No. Description
       2.1   Purchase Agreement dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc.*
99.1	Press Release dated February 28, 2011**
99.2	Unaudited pro forma condensed combined statements of income for the year ended on December 31, 2010 and the three months ended on March 31, 2011 and 2010

* Previously filed with the Form 8-K on March 3, 2011 ** Previously filed with the Form 8-K on March 1, 2011